Exhibit 10.5

Ingredion Incorporated
Supplemental Executive Retirement Plan
(Amended and Restated Effective January 1, 2001)

Amendment No. 7

This instrument is made this 22nd day of May, 2023 by Ingredion Incorporated (the "Company").

Witnesseth

WHEREAS, the Company maintains the Ingredion Incorporated Supplemental Executive Retirement Plan (Amended and Restated Effective January 1, 2001), as subsequently amended (the "Plan"); and

WHEREAS, the Compensation Committee of the Company's Board (the "Committee") is authorized under Section 7.1 of the Plan to amend the Plan; and

WHEREAS, the Committee desires to amend the Plan in certain respects;

NOW THEREFORE, the Plan is hereby amended effective December 31, 2023 as follows:

Section 1.14 of the Plan is hereby amended to add the following sentence at the end thereof:

> Notwithstanding anything herein to the contrary, a Participant's Compensation for purposes of Section 2.2 shall include only such amounts described in the preceding sentence beginning with the first full payroll period in which all such amounts are in excess of Limited Compensation.

Pursuant to the delegation by the Ingredion Incorporated Compensation Committee dated May 18, 2023, this Amendment No. 7 to the Ingredion Incorporated Supplemental Executive Retirement Plan is hereby adopted effective December 31, 2023.

INGREDION INCORPORATED

By: [signature]
Nancy Wolfe
Senior Vice President and Chief Human Resources Officer